Exhibit 10.2
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) dated as of January 2, 2007 between Global Employment Solutions, Inc., a Colorado corporation (the “Company”), and Terry Koch (“Employee”).
     WHEREAS, Employee and GES are parties to a Non-Disclosure, Non-Compensation, Arbitration and Employment Agreement, dated April 4, 2001 (the “Old Employment Agreement”); and
     WHEREAS, GES underwent a recapitalization on March 31, 2006 resulting in GES becoming a wholly-owned subsidiary of Global Employment Holdings, Inc., a Delaware company (“Holdings”); and
     WHEREAS, the Company and Employee desire to amend and restate the Old Employment Agreement, effective as of January 2, 2007, providing for the continued employment of Employee as President of the Company’s PEO Services Division, upon the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:
ARTICLE 1. EMPLOYMENT
          1.1 Employment. The Company agrees to employ and Employee hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on January 2, 2007 (the “Effective Date”) and ending as provided in Section 1.4 (the “Employment Period”).
          1.2 Position and Duties.
               (a) During the Employment Period, Employee shall serve as President of PEO Services Division of GES. Employee shall report directly to the Chief Executive Officer of the Company or designee.
               (b) Employee shall be responsible for the operation and performance of the Company’s PEO Services Division and shall have the responsibilities and carry out the customary functions of a division president.
               (c) Employee shall devote his best efforts and his full business time and attention (except for reasonable amounts of time devoted to civic and charitable causes, permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Employee shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

          1.3 Salary and Benefits.
     Section 1.01 (a) During the Employment Period, Employee’s base salary (the “Base Salary”) shall be $180,000 per annum, which salary shall be payable in regular installments in accordance with the Company’s general payroll practices.
               (b) During the Employment Period, Employee shall be entitled to participate in all of the Company’s employee benefit programs for which similarly situated employees of the Company and its Subsidiaries are generally eligible. Employee shall be entitled to three weeks paid vacation per year; provided, however, that only two weeks of any unused vacation may be carried forward to the next succeeding year.
               (c) The Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by him in the course of performing his duties under this Agreement upon completion of an expense report in accordance with the Company’s and its Subsidiaries’ reimbursement, reporting and documentation policies in effect from time to time with respect to travel, entertainment and other business expenses.
     1.4 Term.
               (a) This Agreement shall be effective for a term commencing on the date hereof and, ending on the earlier to occur of (i) the date of Employee’s death or Disability (as determined by the Board), (ii) the date determined by the Board for Cause, (iii) the date determined by the Board without Cause, or (iv) the date of voluntary resignation by Employee.
               (b) The Company shall have the right to terminate the Employment Period at any time upon the death or Disability of Employee (as determined by the Board). In the event Employee’s employment hereunder is terminated pursuant to this Section 1.4(b), all of Employee’s rights to his Base Salary and Benefits shall immediately terminate as of the date of such termination, except that Employee (or, in the event that Employee’s employment hereunder is terminated due to Employee’s death, Employee’s heirs, personal representative or estate) shall be entitled to any earned and unpaid portion of his Base Salary and accrued Benefits up to the date of termination (less all deductions or offsets for amounts owed by Employee to the Company or its Affiliates (including but not limited to any unearned salary advances or outstanding loans)).
               (c) The Company shall have the right to terminate the Employment Period at any time for Cause. Upon such termination, all of Employee’s rights to his Base Salary and Benefits shall immediately terminate as of such date of termination except that Employee shall be entitled to any earned and unpaid portion of his Base Salary and accrued Benefits up to the date of termination (less all deductions or offsets for amounts owed by Employee to the Company or its Affiliates (including but not limited to any unearned salary advances or outstanding loans)).

               (d) If the Employment Period is terminated without Cause, Employee shall be entitled to continue to receive for one year (i) health insurance benefits under the Company’s health insurance plan; provided, however, that such benefits shall discontinue if Employee is otherwise eligible for health insurance benefits, (ii) an amount equal to the Base Salary, payable in accordance with the Company’s regular payroll practice. If a Sale of the Company occurs and Employee either (i) is terminated by the purchaser substantially simultaneously with the Sale of the Company or (ii) voluntarily terminates his employment because the purchaser offers employment on terms that are not substantially the same or more favorable than the terms provided in this Agreement, Employee shall be entitled to receive (x) following termination, 18 months health insurance benefits under the Company’s health insurance plan, provided, however, that such benefits shall discontinue if Employee is otherwise eligible for health insurance employed, (y) an amount equal to the Base Salary, payable in accordance with the Company’s regular payroll practice. If a Sale of the Company occurs and Employee is offered employment substantially on the same or more favorable terms as this Agreement, no payments under this Agreement shall be owing to Employee other than for accrued and unpaid Base Salary through the date of the Sale of the Company. Employee hereby agrees that no severance compensation shall be payable in the event Employee’s employment is terminated under Section 1.4(a)(i), (ii), (iv), or the expiration of any mutually agreed upon extensions of this Agreement, and Employee waives any claim for severance or other compensation. The payment of any severance compensation under this Section 1.4(d) is conditioned upon Employee entering into the Company’s standard form release agreement, a copy of which is attached hereto. If Employee is terminated other than for Cause, the Employee shall be released from the provisions of Section 5 (“Employee Lockup”) of the Noncompetition Agreement entered into as of March 31, 2006 by and between Holdings, the Company and Employee.
               (e) Except as expressly set forth in this Section 1.4, all compensation and other benefits shall cease to accrue upon termination of the Employment Period.
          1.5 Confidentiality.
          (a) Employee recognizes and acknowledges that the Trade Secrets and Confidential Information obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company, its Subsidiaries or any of their customers are the property of the Company and its Subsidiaries.
          (b) Employee recognizes and acknowledges that the business design, functionality and business operation of the computer systems and software which the Company owns, plans or develops, or acquires from third parties, whether for its own use or for use by its customers, are confidential in nature and shall be deemed to be Trade Secrets or Confidential Information, proprietary to and the property of the Company. Employee further recognizes and acknowledges that in order to enable the Company to perform services for its customers, such customers may furnish to the Company Trade Secrets or Confidential Information concerning the customers’ business affairs, property, methods of operation or other data and that the good-will afforded to the Company depends upon, among other things, the Company and the Employee’s keeping such services and information confidential.
          (c) Employee shall not use for his own account or disclose to any unauthorized person any Trade Secret or Confidential Information of the Company, its Subsidiaries or its customers during the term of Employee’s employment and thereafter, whether or not the Trade Secret or Confidential Information is in tangible or intangible forms, except (i) as required to perform duties for the Company, (ii) after receiving the prior written consent of the Company, or (iii) to the extent that such Trade Secret or Confidential Information becomes generally available to and available for use by the public, other than as a result of Employee’s breach of his obligations hereunder or the breach of a third party of its confidentiality or non-disclosure obligations. Employee shall take all necessary precautions against disclosure of such information to third parties during and after the term of this Agreement.
          (d) Employee shall keep in strictest confidence, both during the Employee’s employment and subsequent to termination of employment, and shall not, during the Employment Period or thereafter, disclose or divulge to any unauthorized person, firm or corporation, or use directly or indirectly, for the Employee’s own benefit or the benefit of others, any Trade Secret or Confidential Information including, without limitation, information as to sources of, and arrangements for, the Company’s business plan(s), use of hardware or software supplied in any way to the Company or the Company’s customers, submission and proposal procedures, customers or contact lists.
          (e) Upon request of the Company and, in any event, upon the termination of the Employment Period, the Employee shall return to and leave with the Company all computer programs, documentation, memoranda, notes, records, drawings, manuals, flow sheets or other documents pertaining to the Company’s business or Employee’s employment (including all copies thereof). The Employee shall also leave with the Company all other materials involving, containing or incorporating any Trade Secrets or Confidential Information of the Company, its Subsidiaries or their customers.
          (f) Notwithstanding the foregoing, in the event Employee becomes legally compelled to disclose Confidential Information pursuant to judicial or administrative subpoena or process or other legal obligation, Employee may make such disclosure only to the extent required, in the opinion of counsel for Employee, to comply with such subpoena, process or other obligation. Employee shall, as promptly as possible and in any event prior to the making of such disclosure, notify the Company of any such subpoena, process or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Confidential Information.
          1.6 Ownership of Inventions, Patents, Etc. Employee agrees that all copyrights, works, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the actual or anticipated business, research and development or existing or anticipated future products or services of the Company or its Subsidiaries and which are conceived, developed or made by Employee while employed by the Company (“Work Product”) shall be the sole and complete property of the Company and that all other provisions of this Agreement shall fully apply to all

Work Products. Employee further agrees that all Word Products made and works created by Employee shall be considered “works made for hire” pursuant to the U.S. Federal Copyright Act of 1976, as amended. Employee shall promptly disclose such Work Product to the Board, perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish and confirm such ownership at the Company’s expense (including, without limitation, assignments, consents, powers of attorney and other instruments) and execute patent and copyright applications and any other instruments, deemed necessary by the Company for the prosecution of such patent applications or the acquisition of letters patent or registration of copyrights in the United States and foreign countries based on any Work Product created by Employee.
          1.7 Non-Compete; Non-Solicitation. Employee has entered into a Noncompetition Agreement with the Company, dated as of March 31, 2006 (the “Noncompetition Agreement”), which is incorporated by reference herein.
          1.8 Avoidance of Conflict of Interest. While employed by the Company, the Employee shall not engage in any other business activity which conflicts with Employee’s duties to the Company. Under no circumstances shall the Employee work for any competitor or have any financial interest in any competitor of the Company; provided, however, that this Agreement does not prohibit investment of a reasonable part of Employee’s assets in the stock or securities of any competitor whose stock or securities are publicly traded on a U.S. exchange.
ARTICLE 2. DEFINITIONS
          As used in this Agreement, the following terms shall have the definitions set forth below:
          “Affiliate” of the Company means any person or entity directly or indirectly controlling, controlled by or under common control with the Company, whether by ownership of voting securities, by contract or otherwise. Any officer or manager of the Company shall be deemed an Affiliate of the Company.
          “Confidential Information” shall mean any data, observations or information, other than trade secrets, that is material, competitively sensitive, and not generally available to the public, other than as a result of a breach of a confidentiality obligation, including, but not limited to, training manuals, product development plans, marketing strategies and internal performance statistics.
          “Cause” means (i) a material breach of this Agreement by Employee which, to the extent capable of cure, is not remedied within 30 days of the written notice thereof, (ii) Employee’s willful and repeated failure to comply with the lawful directives of the Board which, to the extent capable of cure, is not remedied within 30 days of the written notice thereof, (iii) gross negligence or willful misconduct by Employee in the performance of his duties hereunder, or (iv) the commission by Employee of theft or embezzlement of Company property or any other act (including but not limited to a felony or a crime involving moral turpitude) that is injurious in any significant respect to the property, operations, business or reputation of the Company or its Subsidiaries, as determined in good faith by the Board.

          “Disability” means Employee’s physical or mental illness, disability or incapacity that prevents Employee from substantially performing his normal duties hereunder for 6 months or more during any 12-month period, determined in good faith by the Board.
          “Sale of the Company” means (i) the acquisition of a majority or more of the outstanding voting securities of Holdings or GES by any person or “group” (as that term is used in Regulation 13D under the Securities Exchange Act of 1934), (ii) the sale of substantially all of the assets of Holdings or GES or (iii) the merger of Holdings or GES into another entity, other than an affiliate, by which Holdings or GES is not the surviving entity; provided, however, that any transaction with Holdings’ stockholders as of the Effective Date and their respective affiliates or Subsidiaries shall not be deemed a Sale of the Company.
          “Subsidiary” of an entity shall mean any corporation, limited liability company, limited partnership or other business organization of which the securities having a majority of the normal voting power in electing the board of directors, board of managers, general partner or similar governing body of such entity are, at the time of determination, owned by such entity directly or indirectly through one or more Subsidiaries.
          “Trade Secret” shall mean the whole or any portion or phase of any technical information, design, process, procedure, formula, improvement, confidential business or financial information, listing of names, addresses, or telephone numbers or other information which is secret and of value relating to any business or profession.
ARTICLE 3. GENERAL PROVISIONS
          3.1 Enforcement. If, at the time of enforcement of Sections 1.5, 1.6 or 1.7, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Employee’s services are unique and because Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company, its Subsidiaries and their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof (without posting a bond or other security). In the event of Employee’s breach of Section 1.6, the term of the noncompete period provided for in the Noncompetition Agreement shall be extended by a period equal to the length of such breach.
          3.2 Survival. Sections 1.5, 1.6 and 1.7 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

          3.3 Notices. All notices or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, one business day following when sent via a nationally recognized overnight courier, or when sent via facsimile confirmed in writing to the recipient. Such notices and other communications shall be sent to the addresses indicated below:
To the Company:
Global Employment Holdings, Inc.
10375 Park Meadows Drive, Suite 375
Lone Tree, CO 80124
Attention: Howard Brill
Fax: (303) 216-9533
with a copy to:
Brownstein Hyatt & Farber, P.C.
410 Seventeenth Street, 22nd Floor
Denver, CO 80202
Attention: Jeff Knetsch
Fax: (303) 223-1111
To Employee:
at the address set forth on the Company’s records
or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.
          3.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          3.5 Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
          3.6 Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Employee.

          3.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado
          3.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
          3.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any term or provision hereof.
          3.10 Binding Nature. This Agreement shall inure to the benefit of and be binding upon, the Company and its subsidiaries and affiliates, together with their successors and assigns, and Employee, together with Employee’s executor, administrator, personal representative, heirs and legatees.
          3.11 No Waiver. The failure of the Company to terminate this Agreement for the breach of any condition or covenant herein by the Employee shall not affect the Company’s right to terminate for subsequent breaches of the same or other conditions or covenants. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provision or the right of the party thereafter to enforce each and every such provision.
          3.12 Original Agreement. This Agreement amends and restates in its entirety the Old Employment Agreement as of the Effective Date. On the Effective Date, the Old Employment Agreement shall automatically terminate and be of no further force and effect. This Agreement further supercedes any and all prior agreements between Employee and the Company or the Company’s predecessors in interest with respect to Employee’s employment, and any such prior agreements shall be void and of no further force and effect as of the Effective Date.
          3.13 Arbitration. Subject to the exceptions set forth below, Employee agrees that any and all claims or disputes that Employee has with the Company, or any of its employees, which arise out of Employee’s employment or under the terms thereof, shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitation, disputes relating to this Agreement, Employee’s employment with the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Securities Act, the Racketeer Influenced and Corrupt Organizations Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Employee’s employment with the Company or its termination. The only claims or disputes not covered by this paragraph are disputes related to (i) claims for benefits under the unemployment insurance or workers’ compensation laws, and (ii) issues affecting the validity, infringement or enforceability of any

Trade Secret or patent rights held or sought by the Company or which the Company could otherwise seek; in both of the foregoing cases such claims or disputes shall not be subject to arbitration and will be resolved pursuant to applicable law. Binding arbitration will be conducted in Denver, Colorado in accordance with the rules and regulations of the American Arbitration Association (“AAA”), by an arbitrator selected from the AAA Commercial Disputes Panel with a minimum of five years experience in employment law. If, at the time the dispute in question arose, Employee lives and works more than 100 miles from Denver, Colorado, then Employee has the option of requesting the arbitration take place in the county in which the Company has an office that is nearest to Employee’s place of residency. Employee understands and agrees that the arbitration shall be instead of any jury trial and that the arbitrator’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.
          3.14 Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.
* * * * *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

GLOBAL EMPLOYMENT SOLUTIONS, INC.
By:	/s/ Howard Brill
	Name:	Howard Brill
	Title:	Chief Executive Officer

EMPLOYEE
/s/ Terry Koch January 2, 2007
Terry Koch Date

ATTACHMENT
Form of Release Agreement

SEPARATION AGREEMENT AND GENERAL RELEASE
     This SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is between Global Employment Holdings, Inc, a Delaware corporation (“Holdings”), Global Employment Solutions, Inc., a Colorado corporation (“GES,” and together with Holdings, the “Company”), and _________ (“Employee”), whose mailing address is ____________.
     WHEREAS, the Company and Employee agreed to terminate the employment relationship between them (the “Separation”) on ____________ (“Separation Date”);
     WHEREAS, the parties agree to resolve all actual and potential disputes between them arising prior to the date of the Agreement; and
     WHEREAS, the parties desire to enter into this Agreement in order to set forth their respective rights and obligations in connection with the Separation.
     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the parties agree as follows:
     1. EFFECTIVE DATE. The effective date of this Agreement is the date that is seven days after the date that Employee executes this Agreement (“Effective Date”), unless earlier revoked pursuant to Section 17.
     2. RESIGNATION. Employee hereby resigns from any and all positions with the Company and its subsidiaries.
     3. PAYMENTS TO EMPLOYEE. Employee acknowledges that on or before the Effective Date, the Company paid Employee all wages due and owing through the Separation Date. [The Company will pay to Employee a severance payment in the amount of $_________, less all authorized deductions and withholdings for applicable federal, state and local taxes. Such severance shall be paid on _________. No other amounts except those specified in this Section 3 will be paid to Employee.]
     4. BENEFITS. Employee shall be eligible for ____________. Employee acknowledges that Employee shall not be entitled to any other benefits from the Company whatsoever in any form.
     5. DISPARAGING STATEMENTS. Employee agrees that Employee will not make false, disparaging or misleading statements to any person or entity regarding the Company or any of its officers, directors or employees.
     6. RELEASE.
     6.1 Employee hereby releases and forever discharges the Company, and the Company’s affiliates, subsidiaries, parents, successors, assigns and other affiliated entities, past present and future, and each of them, a well as its and their officers, directors, attorneys, managers, agents and employees (“Releasees”) from all claims, known or unknown, which Employee ever had or now has or may hereafter claim to have had as of or prior to the date of this Agreement with respect to the Separation or Employee’s employment and any other action, event or matter. These claims may include, but are not limited to, claims based on (a) Employee’s rights under the [NAME OF EQUITY COMPENSATION PLAN]; (b) the Age Discrimination in Employment Act of 1967, 29 U.S.C. 621 et seq., as amended; The Older Workers Benefit Protection Act, Pub. Law 101-433, 104 Stat. 978 (1990); Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000-e, as amended; the Americans with Disabilities Act; the Civil Rights Acts of 1866, 1871, and 1991; the Family and Medical Leave Act; the Equal Pay Act of 1963; the Employee Retirement and Income Security Act of 1974; The Occupational Safety and Health Act, as amended; The Fair Labor Standards Act, as amended; the Consolidated Omnibus Budget Reconciliation Act of 1985; (c) any and all claims under Colorado or any other state’s statutory or decisional law, including, but not limited to, the Colorado Anti-Discrimination Act, pertaining to employment discrimination or harassment, wrongful discharge or breach of public policy; (d) state, federal or common law relation to breach of express or implied contract, wrongful termination, employment discrimination or harassment, emotional distress, privacy rights, fraud or misrepresentation, defamation, negligence, infliction of emotional distress, any intentional torts, and outrageous conduct; and (e) any and all claims for any of the following: money damages, including actual, compensatory, liquidated or punitive damages, equitable relief such as reinstatement or injunctive relief, front or back pay, wages, benefits, sick pay, vacation pay, costs, interest, expenses, attorneys’ fees, or any other remedies
     6.2 Employee further agrees not to file, pursue or participate in any claims, charges, actions or proceedings of any kind in any forum against any of the Releasees with respect to any matter arising out of or in connection with the employment or Separation of Employee (other than pursuing a claim for unemployment compensation benefits to which Employee may be entitled).
     7. NO ADMISSIONS. Nothing in this Agreement, including the payment of any sums by the Company, constitutes an admission by the Company of any legal wrong in connection with the employment or Separation of Employee.
     8. CONFIDENTIALITY. Except as required by an order of a court of law, the parties agree not to disclose or publicize the terms of this Agreement, or to assist others to disclose or publicize the terms of this Agreement. This non-disclosure obligation applies to the named parties, their attorneys, agents, officials, managers, and spouses. Notwithstanding the foregoing, Employee understands that in order to process payment of the sums in section 3, and to otherwise implement the terms of this Agreement, certain terms of this Agreement must be disclosed to Company personnel with a need to know.
     9. AGREEMENT UNDERSTOOD. Employee is relying on Employee’s own judgment and on the advice of Employee’s attorneys, if Employee has chosen to

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engage counsel, and not upon any recommendations by the Company or its directors, officers, employees, agents, attorneys, or other representatives. Employee agrees that this agreement shall not be construed against either party on the grounds of authorship.
     10. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of Colorado, without giving effect to conflicts of laws principles.
     11. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and shall remain in effect and be binding upon the parties.
     12. AMENDMENTS. No amendment, waiver, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed by the parties or by their duly authorized agents. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.
     13. SUCCESSORS AND TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of each of the parties’ successors, assigns, heirs, and transferees.
     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the some instrument, and in making proof hereof, it shall not be necessary to produce or account for more than on such counterpart.
     15. COSTS, EXPENSES, AND ATTORNEY’S FEES. In the event any claim, default or violation is asserted by a party to this Agreement regarding any of the terms or conditions or this Agreement, a party may enforce this instrument by appropriate action, and should any of the parties prevail in such litigation, that prevailing party shall recover all costs, expenses, and reasonable attorneys’ fees incurred in such litigation.
     16. FINAL AGREEMENT. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior written or oral agreements, with the exception of any applicable non-disclosure agreement, arrangements or understandings related to the subject matter described herein, and no written or oral representation, promise, inducement or statement of intention has been made by either party which is not embodied herein.
     17. ACKNOWLEDGMENT UNDER THE ADEA. The parties acknowledge that this is an important legal document. Employee is advised to consult with an attorney before signing this Agreement. Employee is also advised that Employee has 21 days after receiving this Agreement to consider it. If Employee chooses to agree to the terms of this Agreement, Employee must sign and return the Agreement to __________________ at the address below within 21 days of

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Employee’s receipt of this Agreement. If Employee signs the Agreement, Employee will then have the right to revoke this Agreement by delivering written revocation to __________________, but such notice must be received by ____________ within seven days after the date Employee signed the Agreement. The signed Agreement or any notice of revocation must be delivered by an overnight delivery service or by certified mail, return receipt requested, to:
Howard Brill
Global Employment Holdings, Inc.
10375 Park Meadows Drive, Suite 375
Lone Tree, CO 80124
If this Agreement is not signed and delivered to Howard Brill within the 21 day period, or if it is revoked within the seven day period, neither Employee nor the Company will have any rights or obligations under this Agreement. This Agreement is binding upon and shall inure to the benefit of the Company, Employee and the Released Entities. By signing this Agreement, the parties represent that they have read and understand it, that they have discussed or had an opportunity to discuss it voluntarily with their respective attorneys, and that they enter into it knowingly and voluntarily.
DATED as of _______, ______

GLOBAL EMPLOYMENT HOLDINGS, INC.	GLOBAL EMPLOYMENT SOLUTIONS, INC.

By:	By:

Howard Brill Chief Executive Officer and President		Howard Brill Chief Executive Officer and President

[NAME OF EMPLOYEE]

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